EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cirrus Logic, Inc. 2002 Stock Option Plan, of our report dated April 25, 2003, except for Note 18, as to which date the date is June 3, 2003, with respect to the consolidated financial statements of Cirrus Logic, Inc. included in its Annual Report (Form 10-K) for the year ended March 29, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas

August 6, 2003